Exhibit 3.47
ARTICLES OF INCORPORATION
OF
SIGMOR NUMBER 79, INC.

We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act do hereby adopt the following Articles of Incorporation for such corporation.
ARTICLE ONE
The name of the corporation is SIGMOR NUMBER 79, INC.
ARTICLE TWO
The period of its duration is perpetual.
ARTICLE THREE
The purpose for which the corporation is organized is to purchase and sell goods, wares, and merchandise of all kinds.
ARTICLE FOUR
The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) shares of the par value of Ten Dollars ($10.00) each.
ARTICLE FIVE
The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.
ARTICLE SIX
The post office address of its registered office is 350 N. St. Paul Street, Suite 2900, Dallas, Texas 75201-4234, and the name of its registered agent at such address is CT Corporation System.
ARTICLE SEVEN
The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of those persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors are elected and qualified, are:

Tom E. Turner	3259 East Commerce Street	San Antonio, Texas
Tom E. Turner, Jr.	3259 East Commerce Street	San Antonio, Texas
Fred A. Turner	3259 East Commerce Street	San Antonio, Texas
ARTICLE EIGHT
The names and addresses of the incorporators are:

Tom E. Turner	3259 East Commerce Street	San Antonio, Texas
Tom E. Turner, Jr.	3259 East Commerce Street	San Antonio, Texas
Fred A. Turner	3259 East Commerce Street	San Antonio, Texas

IN WITNESS WHEREOF, we have hereunto set our hands on this the 27th day of March, 1964.
/s/ Tom E. Turner
Tom E. Turner

/s/ Tom E. Turner Jr.
Tom E. Turner Jr.

/s/ Fred A. Turner
Fred A. Turner

THE STATE OF TEXAS    §
:
COUNTY OF BEXAR    §
I, the undersigned, a Notary Public in and for said County and State, do certify that on the 27th day of March, 1964, personally appeared before me TOM E. TURNER, TOM E. TURNER, JR., and FRED A. TURNER, who each being by me duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.
/s/ Evangeline S. Hall
EVANGELINE S. HALL
Notary Public, Bexar County, Texas

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